Exhibit 10-v

Adopted by Board of Directors
July 2, 1993


                  AMENDMENT TO PSI ENERGY, INC.
                      ANNUAL INCENTIVE PLAN

                    (Effective July 2, 1993)


         The PSI Energy, Inc. Annual Incentive Plan, as amended and restated July 1, 1991, and amended December 11, 1992, effective as of December 1, 1992, is hereby amended, effective as of July 2, 1993, with respect to the modification of Article 13.
         (1)  Explanation of Amendment.
         Article 13 is amended by excluding from the definition of "Change in Control" any merger, consolidation or similar transaction between PSI Energy, Inc. ("Energy") and either (1) The Cincinnati Gas & Electric Company ("CG&E") that is approved by Energy's Board of Directors, or (2) CINergy Corp., a corporation to be formed under the laws of the State of Delaware ("CINergy"), pursuant to the terms of an amended and restated agreement and plan of reorganization, entered into by and among Energy, PSI Resources, Inc., CG&E, CINergy, and CINergy Sub, Inc., a corporation to be formed under the laws of the State of Ohio.
         (2)  Article 13 as Amended.
         Article 13, as hereby amended, reads as follows:
                           "ARTICLE 13
                        CHANGE IN CONTROL
         If a Change in Control of Energy occurs, each Corporate Target Goal and Individual Goal shall be deemed to have been fully satisfied at the Maximum Incentive level and each Participant shall be entitled to receive an Incentive Award in the same manner as though the Maximum Incentive level had been obtained for the full Performance Period.

         A 'Change in Control' of Energy shall occur if (a) any 'person' or 'group' (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act) becomes the 'beneficial owner' (as defined in Rule 13d-3 under the 1934 Act) of more than 50 percent of the then outstanding voting stock of Energy, otherwise than through a transaction arranged by, or consummated with the prior approval of, Energy's Board of Directors; (b) Energy's shareholders approve a definitive agreement to merge or consolidate Energy with or into another corporation in a transaction in which neither Energy nor any of its subsidiaries or affiliates will be the surviving corporation, or to sell or otherwise dispose of all or substantially all of Energy's assets to any person or group other than Energy or any of its subsidiaries or affiliates, other than a merger or a sale which will result in the voting securities of Energy outstanding prior to the merger or sale continuing to represent at least 50 percent of the combined voting power of the voting securities of the corporation surviving the merger or purchasing the assets; or (c) during any period of two consecutive years, individuals who at the beginning of that period constitute Energy's Board of Directors (and any new director whose election by the Board of Directors or whose nomination for election by Energy's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of that period or whose election or nomination for election was previously so approved) cease for any reason, with the exception of the exercise of the voting rights conferred upon the record holders of Energy's cumulative preferred stock pursuant to the provision of Article V(B)(iii) of Energy's Articles of Incorporation, to constitute a majority of Energy's Board of Directors. Notwithstanding the foregoing, a Change in Control shall not include any merger, consolidation or similar transaction between Energy and either The Cincinnati Gas & Electric Company ('CG&E') that is approved by Energy's Board of Directors, or (2) CINergy Corp., a corporation to be formed under the laws of the State of Delaware ('CINergy'), pursuant to the terms of an amended and restated agreement and plan of reorganization, entered into by and among Energy, PSI Resources, Inc., CG&E, CINergy, and CINergy Sub, Inc., a corporation to be formed under the laws of the State of Ohio.

         Notwithstanding the provisions of Article 16 (Amendment and Termination), the provisions of this Article may not be amended by an amendment to the Plan effected within three years following a Change in Control."

         This Amendment is executed and approved by the duly authorized officers of PSI Energy, Inc., effective as of July 2, 1993.




By:  /s/ James E. Rogers
     James E. Rogers (Chairman,
     President, and Chief Executive Officer)

Approved:




/s/ Cheryl M. Foley
Cheryl M. Foley (Vice President,
General Counsel, and Secretary)